Exhibit 99.1
March 24, 2010
ReSearch Pharmaceutical Services, Inc. Announces Earnings for the Fourth Quarter and Year Ended December 31, 2009
ReSearch Pharmaceutical Services, Inc. (“RPS” or the “Company”), a leading provider of integrated clinical development outsourcing solutions to the bio-pharmaceutical industry, is pleased to announce its results for the fourth quarter and year ended December 31, 2009.
In addition, RPS announces that it has today filed a Form 10-K for the period ended December 31, 2009, as required by the Securities and Exchange Commission (“SEC”). A copy of the Form 10-K is available on our website (www.rpsweb.com).
Financial highlights for the three months ended December 31, 2009
•	Service revenues for the fourth quarter of 2009 of $55.1 million grew $15.6 million or 39.4% as compared to the same period in 2008.

•	Direct costs increased 34.0% to $39.9 million for the fourth quarter of 2009, but decreased as a percentage of service revenue, from 75.3% to 72.3%, from the fourth quarter of 2008.

•	Selling, general, and administrative expenses increased 45.1% to $12.4 million for the fourth quarter of 2009 from $8.6 million for the fourth quarter of 2008.

•	EBITDA for the fourth quarter of 2009 of $2.6 million or 4.7% of service revenues, increased from $1.2 million or 3.0% of service revenues for the fourth quarter of 2008.

•
Net income before provision for income taxes for the fourth quarter of 2009 of $1.5 million increased $0.8 million from $0.7 million for the fourth quarter of 2008. Net income for the fourth quarter of 2009 increased to $0.6 million, from net income for the fourth quarter in 2008 of $0.5 million.

Financial highlights for the year ended December 31, 2009
•	Service revenues for the year ended December 31, 2009 of $200.5 million grew $43.5 million or 27.7% as compared to the same period in 2008.

•
Direct costs increased 23.4% to $145.2 million for the year ended ending December 31, 2009, but decreased as a percentage of service revenue, from 75.0% to 72.4%, from the year ended December 31, 2008.

•	Selling, general, and administrative expenses increased 43.2% to $44.8 million for the year ended December 31, 2009 from $31.3 million for the year ended December 31, 2008.

•	EBITDA for the year ended December 31, 2009 of $10.0 million or 5.0% of service revenues, increased from $8.0 million or 5.1% of service revenues for the year ended December 31, 2008.

March 24, 2010
•
Net income before provision for income taxes for the year ended December 31, 2009 of $6.2 million decreased $0.1 million from $6.3 million for the year ended December 31, 2008. Net income for the year ended December 31, 2009 decreased to $2.6 million, from net income for the year ended December 31, 2008 of $3.7 million.

Operational highlights for the year ended December 31, 2009
•
In 2009, the Company acquired a clinical research organization (CRO) in China, providing the Company with expanded capabilities in the Asia Pacific region and complementing its current operations in the Americas and Europe.

•
Throughout 2009, the Company continued to expand its global operations across the European and Asia-Pacific regions in support of its growing customer base. As of the close of the year, RPS’ presence spans 44 countries across six continents.

A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure are located at the end of this press release.
Commenting on the fourth quarter and year end results, Daniel M. Perlman, Chairman and CEO of RPS, said:
“In 2009, RPS expanded it operations in Europe and the Asia-Pacific regions in support of the growing needs of our clients for global drug development services. Our expanding capabilities and global reach have fueled revenue growth in the fourth quarter and for the year that exceeds industry averages in a challenging global environment. In 2010, we plan to continue to expand our capabilities in support of our strategy to deliver innovative, integrated, cost-effective clinical development solutions for our global clients.”
For further information please contact:

ReSearch Pharmaceutical Services, Inc.	+1 215 540 0700
Dan Perlman, Chief Executive Officer
Steven Bell, Chief Financial Officer
Background on RPS
Headquartered in Ft. Washington, Pennsylvania, with subsidiaries across Latin America, Europe, Africa, Australia, and Asia, RPS is a next generation CRO and a leading provider of integrated clinical development and enhanced full-service outsourcing solutions to the bio-pharmaceutical industry. RPS provides services in connection with the design, initiation and management of clinical trials programs that are required to obtain regulatory approval to market bio-pharmaceutical products. Our innovative business model combines the expertise of a traditional CRO with the ability to provide flexible outsourcing solutions that are fully integrated within our clients’ clinical drug development infrastructure. This approach was designed to meet the varied needs of small, medium and large bio-pharmaceutical companies.

March 24, 2010
Supplemental non-GAAP financial information
EBITDA is defined as net income before interest expense, income taxes and depreciation and amortization. The Company believes that net income is the most directly comparable GAAP measurement to EBITDA. EBITDA is presented because the Company believes it is useful to investors as a widely accepted financial indicator of a company’s ability to service and/or incur indebtedness and because such disclosure provides investors with additional criteria used by the Company to evaluate our operating performance and the performance-based compensation of certain of our employees. EBITDA is not defined under GAAP, should not be considered in isolation or as a substitute for a measure of our liquidity or performance prepared in accordance with GAAP and is not indicative of income from operations as determined under GAAP. EBITDA and other non-GAAP financial measures have limitations which should be considered before using these measures to evaluate the Company’s liquidity or financial performance. EBITDA does not include interest expense, income tax expense or depreciation and amortization expense, which may be necessary in evaluating the Company’s operating results and liquidity requirements or those of businesses we may acquire. The Company’s management compensates for these limitations by using EBITDA as a supplement to GAAP results to provide a more comprehensive understanding of the factors and trends affecting our business or any business we may acquire. Our computation of EBITDA may not be comparable to other similarly titled measures provided by other companies, because not all companies calculate this measure in the same fashion.
The following table and related notes reconciles net income to EBITDA:

	(in thousands)		(in thousands)
	Three months ended		Year ended
	December 31,		December 31,
	2009	2008	2009	2008

Reconciliation of net income to EBITDA:

Net income	$638	$518	$2,620	$3,743
Provision for income taxes	905	178	3,559	2,518
Interest (income) expense, net	(90)	9	110	(66)
Depreciation and amortization	1,168	517	3,723	1,750

EBITDA	$2,621	$1,222	$10,012	$7,945

March 24, 2010
Financial Data
ReSearch Pharmaceutical Services, Inc. and Subsidiaries
Consolidated Balance Sheets

	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$3,468,104	$6,565,003
Restricted cash	5,195,841	7,247,532
Accounts receivable, less allowance for doubtful accounts of $398,000 at December 31, 2009 and $654,000 at December 31, 2008, respectively	54,516,875	43,225,016
Current deferred tax asset	473,940	970,797
Prepaid expenses and other current assets	4,795,030	2,377,838

Total current assets	$68,449,790	$60,386,186

Property and equipment, net	6,404,747	5,993,387
Other assets	1,627,453	1,179,018
Intangible assets subject to amortization, net	2,792,481	3,880,000
Goodwill	16,742,614	15,145,585
Deferred tax asset	243,593	504,366

Total assets	$96,260,678	$87,088,542

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,526,931	$3,496,309
Accrued expenses	14,551,527	12,069,957
Customer deposits	9,695,841	7,247,532
Deferred revenue	8,910,551	4,781,935
Line of credit	9,565,808	7,500,000
Current deferred tax liability	44,267	—
Current portion of capital lease obligations	553,689	682,695

Total current liabilities	$46,848,614	$35,778,428

Customer deposits	—	4,500,000
Deferred tax liability	345,121	1,331,955
Other liabilities	2,510,351	2,323,794
Capital lease obligations, less current portion	250,576	871,963

Total liabilities	$49,954,662	$44,806,140

Stockholders’ equity:
Common stock, $.0001 par value:
Authorized shares — 150,000,000; issued and outstanding shares — 37,277,808 and 36,746,291 at December 31, 2009 and December 31, 2008, respectively.	3,728	3,675
Additional paid-in capital	45,601,325	44,083,184
Accumulated other comprehensive income	40,507	155,535
Retained earnings (accumulated deficit)	660,456	(1,959,992)

Total stockholders’ equity	$46,306,016	$42,282,402

Total liabilities and stockholders’ equity	$96,260,678	$87,088,542

March 24, 2010
ReSearch Pharmaceutical Services, Inc. and Subsidiaries
Consolidated Statements of Operations

	Three months ended December 31,		Year ended December 31,
	2009	2008	2009	2008
	(unaudited)

Service revenue	$55,097,345	$39,519,096	$200,471,816	$156,966,558
Reimbursement revenue	7,167,686	4,835,639	23,696,162	18,085,514

Total revenue	62,265,031	44,354,735	224,167,978	175,052,072

Direct costs	39,881,508	29,759,017	145,208,645	117,707,287
Reimbursable out-of-pocket costs	7,167,686	4,835,639	23,696,162	18,085,514
Selling, general, and administrative expenses	12,427,112	8,563,777	44,797,903	31,289,566
Depreciation and amortization	1,168,101	516,801	3,722,907	1,750,252

Income from operations	1,620,624	679,501	6,742,361	6,219,453

Interest expense	(175,924)	(45,363)	(649,878)	(226,911)
Interest income	266,431	36,866	539,424	293,056
Other income (expense)	(168,422)	25,037	(452,138)	(24,435)

Net income before provision for income taxes	1,542,709	696,041	6,179,769	6,261,163
Provision for income taxes	905,023	177,629	3,559,321	2,518,379

Net income	$637,686	$518,412	$2,620,448	$3,742,784

Accretion of preferred stock	—	—	—	—

Net income (loss) applicable to common shares:	$637,686	$518,412	$2,620,448	$3,742,784

Net income per common share:
Basic	$0.02	$0.02	$0.07	$0.11
Diluted	$0.02	$0.02	$0.07	$0.11

Weighted average number of common shares outstanding:
Basic	37,277,808	32,941,885	37,002,773	32,616,846
Diluted	38,403,366	34,229,646	38,071,113	34,103,258

March 24, 2010
NOTES
The functional currency of RPS is US dollars because that is the currency of the primary economic environment in which the company operates. These financial statements are presented in US dollars.
The financial statements are presented in conformity with accounting principles generally accepted in the United States and have been prepared using the same accounting policies as set forth in the financial statements for the year ended December 31, 2009 which are included in the Company’s Annual Report on Form 10-K as filed with the SEC.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, financial condition, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict, including those described under the heading “Risk Factors” in the Company’s Form 10-K filed with the SEC on March 24, 2010. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. The Company cautions you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions including: our ability to identify liabilities associated with the Company; our ability to manage pricing and operational risks; our ability to manage foreign operations and integrate new operations into our existing operations; changes in technology; and our ability to acquire or renew contracts. Any forward-looking statement made in this document speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, unless otherwise required to do so by law or regulation.